EXHIBIT 10.2

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT (this "Agreement") is made and entered into as of this 10th day of February, 2009, with an effective date as set forth in Section 3 hereof, by and among NEVADA POWER COMPANY d/b/a NV Energy, a Nevada corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the “Lenders”) that have executed a Lender Authorization in the form set forth as Exhibit A attached hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Lenders agreed to extend certain credit facilities to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of November 4, 2005 (as amended, modified and supplemented by that certain Amendment and Consent dated as of April 19, 2006, that certain Second Amendment dated as of November 25, 2008 and that certain Third Amendment dated as of December 11, 2008, and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent.

The Borrower has requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Definitions.  All capitalized, undefined terms used in this Agreement (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

SECTION 2.    Amendments.  Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement as follows:

(a)           Section 2.1(a) of the Credit Agreement is hereby amended by inserting the following language in lieu of the period at the end of the first sentence of such Section:

"provided, that for purposes of this Section 2.1(a) and all other provisions of this Agreement and each other Loan Document, (i) the Available Commitment of a Defaulting Lender shall be deemed to be zero and (ii) at any time there is a Defaulting Lender, the aggregate Commitments shall be reduced by an amount equal to such Defaulting Lender's Available Commitment (calculated without giving effect to the immediately preceding clause (i))."

(b)           Section 2.3 of the Credit Agreement is hereby amended by adding the following as a new clause (c) to such Section and re-lettering current clauses (c), (d) and (e) accordingly:

“(c)           At any time a Lender is a Defaulting Lender, the Borrower may terminate in full the Commitment of such Defaulting Lender by giving notice to such Defaulting Lender and the Administrative Agent; provided, that, (i) at the time of such termination, (A) no Default or Event of Default has occurred and is continuing (or the Required Lenders consent to such termination) and (B) either (x) no Loans are outstanding or (y) such Defaulting Lender's Percentage in respect of outstanding Loans is zero; (ii) concurrently with such termination, the aggregate Commitments of all Lenders shall be reduced by the Commitment of the Defaulting Lender (it being understood that the Borrower may not terminate the Commitment of a Defaulting Lender if, after giving effect to such termination, the aggregate principal amount of Loans outstanding plus the aggregate amount of LC Outstandings hereunder would exceed the aggregate Commitments of all Lenders); and (iii) concurrently with any subsequent payment of interest or fees to the Lenders with respect to any period before the termination of the Commitment of such Defaulting Lender, the Borrower shall pay to such Defaulting Lender its ratable share (based on its ratable share before giving effect to such termination) of such interest or fees, as applicable.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Borrower shall not be obligated to pay any interest or fees to a Defaulting Lender that accrue after the date that the Borrower terminates the Commitment of such Defaulting Lender pursuant to and in accordance with the terms of this Agreement."

SECTION 3.    Effectiveness.  The amendments set forth in Section 2 of this Agreement shall be deemed to be effective upon receipt by the Administrative Agent of (a) counterparts of this Agreement executed by the Borrower and the Administrative Agent and (b) Lender Authorizations executed by the Required Lenders pursuant to Section 11.1 of the Credit Agreement.

SECTION 4.    Effect of Agreement.  Except as expressly provided herein, the Credit Agreement (as amended hereby) and the other Loan Documents shall remain in full force and effect.  This Agreement shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

SECTION 5.    Representations and Warranties.  (a) By its execution hereof, the Borrower certifies that (i) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (both before and after giving effect to this Agreement and the transactions contemplated hereby) is true and correct as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof both before and after giving effect to this Agreement and the transactions contemplated hereby.

(b)           By its execution hereof, the Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary corporate and company action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c)           By its execution hereof, the Borrower hereby represents and warrants that this Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar.

SECTION 6.     Costs, Expenses and Taxes.  The Borrower agrees to pay in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 7.    Execution in Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement or Lender Authorization by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.     Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 9.     Fax Transmission.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimilie, telecopy or other reproduction hereof.

SECTION 10.   Entire Agreement.  This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.    Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                NEVADA POWER COMPANY d/b/a NV
                                Energy, as Borrower

                                By:    ________________________________________
                              Name:
                          Title:

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Administrative Agent and Lender

                                By:    _________________________________________
                              Name:
                              Title:

Exhibit A

Form of Lender Authorization

LENDER AUTHORIZATION

Nevada Power Company d/b/a NV Energy
Second Amended and Restated Credit Agreement

February __, 2009

Wachovia Bank, National Association
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Re:
Fourth Amendment to Second Amended and Restated Credit Agreement dated as of November 4, 2005 (as amended, the “Credit Agreement”) by and among Nevada Power Company d/b/a NV Energy (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto, as lenders (the “Lenders”), and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”) (the “Fourth Amendment”)

This Authorization acknowledges our receipt and review of the execution copy of the Fourth Amendment in the form posted on Nevada Power Company SyndTrak Online workspace.  By executing this Authorization, we hereby approve the Fourth Amendment and authorize the Administrative Agent to execute and deliver the Fourth Amendment on our behalf.

Each financial institution executing this Authorization agrees or reaffirms that it shall be a party to the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) to which Lenders are parties and shall have the rights and obligations of a Lender (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender”, under each such agreement.  In furtherance of the foregoing, each financial institution executing this Authorization agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

___________________________________________
                                [Insert name of applicable financial institution]

                                By:
                                Name:
                                Title: